UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 24, 2015
_____________________
 VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 VERSO PAPER HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.
On March 23, 2015, Verso Corporation and Verso Paper Holdings LLC, or the “Registrants,” filed an amendment to a current report on Form 8-K/A (Amendment No. 1) in which they provided, among other information, certain audited consolidated financial statements of NewPage Holdings Inc., or “NewPage.” The Registrants are furnishing in this current report on Form 8-K certain supplemental information regarding the reconciliation of NewPage’s audited consolidated net income (loss) to its unaudited consolidated EBITDA and Adjusted EBITDA for the years and three- month periods ended December 31, 2014 and 2013.
This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrants’ filings under the Securities Act of 1933, as amended, or the “Securities Act”, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01       Financial Statements and Exhibits.
(d)     Exhibits
The following exhibit is furnished with this report.

Exhibit
Number	Description of Exhibit

99.1	Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2015

VERSO CORPORATION

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited).